                                                               EXHIBIT 10.3


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Portions of this Exhibit 10.3 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.
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                                                                    EXHIBIT 10.3

                             STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT made the 23rd day of April 1996, among ANADERM RESEARCH CORP., a Delaware corporation, having its principal place of business at 235 East 42nd Street, New York, New York 10017 (the "Company"), PFIZER INC., a Delaware corporation, having its principal place of business at 235 East 42nd Street, New York, New York 10017 ("Pfizer"), ONCOGENE SCIENCE, INC., a Delaware corporation, having its principal place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 ("OSI"), NEW YORK UNIVERSITY, a New York corporation, having a principal place of business at 550 First Avenue, New York, New York 10016 ("NYU"),***, each having a business address at New York University Medical Center, 550 First Avenue, New York, New York 10016 (*** collectively referred to herein as the "NYU Faculty Members"). Pfizer, OSI, NYU and the NYU Faculty Members shall collectively be referred to herein as the "Stockholders".

         WHEREAS, the Company was organized to discover, develop and market pharmaceutical products for the treatment of baldness and wrinkles, and for the control of skin and hair pigmentation; and

         WHEREAS, Pfizer and OSI have each agreed to make certain contributions to the Company in consideration for 164 and 28 shares, respectively, of Common Stock, $.01 par value per share of the Company (the "Common Stock"), representing 82% and 14%, respectively, of the

*** These portions deleted pursuant to a request for confidential treatment.

shares of Common Stock outstanding if all of the shares issued pursuant to the Stock Option Agreement referred to below are issued; and

         WHEREAS, NYU is willing to enter into the NYU Research Agreement (as hereinafter defined) and the Company, in partial consideration for NYU entering into the NYU Research Agreement, has agreed to grant stock options, pursuant to a Stock Option Agreement, covering, as to NYU 2% of the Company's Common Stock, and as to each of ***, 0.5% of the Company's Common Stock, with such percentages, in each case, to be determined assuming full exercise of all authorized stock options and full conversion of all authorized convertible securities; and

         WHEREAS, the parties to this Agreement believe it is in their mutual best interest to provide for continuity and harmony in the management and the policies of the Company; and

         WHEREAS, the parties hereto are entering into this Agreement for the mutual purpose of (a) providing for the management of the Company, (b) providing for certain restrictions on transfer of the Common Stock, and (c) providing for the Company's repurchase of shares of Common Stock upon the occurrence of certain events.

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and covenanted by and among the parties to this Agreement as follows:

                             ARTICLE I - DEFINITIONS

         As used in this Agreement or any of the Schedules or Exhibits hereto, the following terms have the meanings indicated. All capitalized terms used but not defined herein shall have the same meanings ascribed to them, respectively, in the Research Agreements, as such may be amended from time to time.

*** These portions deleted pursuant to a request for confidential treatment.

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         1.1 "Affiliate" means any corporation or other legal entity owning, directly or indirectly, 50% or more of the voting capital shares or similar voting securities of the Company, OSI or Pfizer, or any corporation or other legal entity 50% or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by the Company, OSI or Pfizer. However, a foreign corporation or other legal entity shall be considered an Affiliate of the Company, OSI or Pfizer, if the Company, OSI or Pfizer, respectively, owns the maximum amount of voting securities of such corporation or entity that a U. S. company is permitted to own under the laws of the applicable foreign country and such maximum amount is at least 40%.

         1.2 "Anaderm Royalty" shall have the meaning given to such term in
Section 7.3 hereof.

         1.3 "Annual Research Budget" means the research budget prepared annually by the SAB setting forth the funding requirements of the Research Program.

         1.4 "Dermatology Indications" shall have the meaning given to such term in the Research Agreements.

         1.5 "Fair Value" means the price per share of Common Stock determined by an independent appraiser selected by the American Arbitration Association in the City of New York. In determining Fair Value, the independent appraiser shall ***. The appraiser may obtain and rely on information provided by any source or sources reasonably believed by it to be accurate and all valuations by the appraiser shall be final and conclusive on the parties hereto.

*** These portions deleted pursuant to a request for confidential treatment.

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         1.6  "Involuntary Transfer" means any involuntary sale, transfer, encumbrance or other disposition by, or in which, any Stockholder is deprived or divested of any right, title or interest in or to its shares of Common Stock, including, without limitation, any transfer in connection with a divorce, death, bankruptcy (whether voluntary or involuntary), reorganization, insolvency or similar proceeding, distraint, levy, attachment, execution or other involuntary event of any nature whatsoever.

         1.7 "Lead Compound" shall have the meaning given to such term in the Research Agreements.

         1.8 "New Use" shall have the meaning given to such term in the Research Agreements.

         1.9 "NYU Research Agreement" means the Research and Licensing Agreement, of even date herewith, between the Company and NYU.

         1.10 "Options" means the options to purchase up to that number of shares of Common Stock as would represent, after their issuance, 4% of the then outstanding shares of Common Stock pursuant to the Stock Option Agreement.

         1.11 "OSI Research Agreement" means the Collaborative Research Agreement, of even date herewith, among the Company, OSI and Pfizer.

         1.12 "Permitted Transferee" shall have the meaning given to such term in Section 3.4.

         1.13 "Pfizer Compound File" means the compounds maintained by Pfizer's Central Research Division.

         1.14 "Research Agreements" means the OSI Research Agreement and the NYU Research Agreement.

         1.15 "SAB" means the Scientific Advisory Board of the Company appointed by the Board of Directors to advise the Company on matters related to the Research Program.

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         1.16 "Stock Option Agreement" means the agreement, of even date herewith, between the Company on the one hand, and NYU and the NYU Faculty Members on the other hand, pursuant to which the Company grants NYU and the NYU Faculty Members options to acquire up to that number of shares of Common Stock as would represent, after their issuance, 4% of the shares of the then outstanding Common Stock, of which NYU is granted options to acquire up to 2.0% of such Common Stock, and *** are each granted options to acquire up to 0.5% of such Common Stock.

         1.17 "Valid Claim" shall have the meaning given to such term in either of the Research Agreements, as applicable.

                       ARTICLE II - CAPITAL CONTRIBUTIONS

         2.1 Capital Contributions. The Stockholders shall make the following capital contributions to the Company:

              (a) Capital Contribution by Pfizer Upon Execution of this Stockholders' Agreement. Upon execution of this Agreement and in consideration of the issuance of 164 shares of Common Stock to Pfizer, Pfizer shall make an initial capital contribution to the Company of $ *** in cash for use as follows:

                  (i) *** to be paid by the Company to NYU on the date of this Agreement under Section 3.6 of the NYU Research Agreement;

                  (ii) *** to be paid by the Company to NYU on the date of this Agreement under Section 3.7 of the NYU Research Agreement;

                  (iii) an aggregate of *** to be paid by the Company to the NYU Faculty Members on the date of this Agreement pursuant to the four Exclusive Consultantship Agreements of even date herewith between the Company and each of the NYU Faculty Members; and

                  (iv)  *** to be used as working capital.

*** These portions deleted pursuant to a request for confidential treatment.

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              (b) Capital Contribution by OSI. In consideration of the issuance of 28 shares of Common Stock of the Company to OSI, OSI shall contribute to the Company (i) the formatting for high-throughput screens, (ii) a commitment to provide up to eighteen (18) months of screening at OSI's expense, (iii) access to OSI's fermentation product files, (iv) any Technology internally developed or externally acquired relating to the Field, and (v) cash equal to $0.28.

              (c) Additional Capital Contributions by Pfizer.

                  (i) Within 12 months following the date of this Agreement, Pfizer shall make an additional capital contribution to the Company of *** in cash, to supplement the contribution referred to in Section 2.1(a) hereof. This additional capital contribution shall be used as working capital.

                  (ii) During the three-year period beginning the date of this Agreement, provided the Company owes each of the five payments of *** that may be due to NYU under Section 3.6 of the NYU Research Agreement, Pfizer shall make such additional capital contributions to the Company in cash as are necessary to fund such payments.

                  (iii) During the Funded Phase (as defined in the OSI Research Agreement), if any, Pfizer shall make such additional capital contributions to the Company in cash as are necessary to fund the payments due to OSI pursuant to the last sentence of Article 3 of the OSI Research Agreement; provided, however, that the aggregate amount Pfizer is obligated to contribute under this Section 2(c)(iii) shall not exceed ***.

                  (iv)  None of the capital contributions provided for in this
Section 2.1(c) shall entitle Pfizer to the issuance of any additional shares of stock.

*** These portions deleted pursuant to a request for confidential treatment.

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             (d) Other Capital Contributions. In addition to the capital contributions provided for in Section 2.1(a) through (c), additional contributions may be made to the capital of the Company in accordance with the General Corporation Law of the State of Delaware, subject to the provisions of
Section 6.1 hereof.

             (e) Other Support by Pfizer for the Company. To support the Company's research activities and subject to Section 2.3 hereof, Pfizer agrees to permit the Company to use without any additional consideration certain compounds from the Pfizer Compound File as it exists from time to time, solely for screening purposes in connection with the Research Program. In addition, Pfizer shall make available to the Company without any additional consideration certain services of Pfizer employees for a period of 18 months.

         2.2 Options. (a) In partial consideration of NYU executing and delivering the NYU Research Agreement, which execution and delivery shall occur simultaneously with the execution of this Agreement, the Company shall grant stock options, in the form set forth in the Stock Option Agreement (the "Options"), covering, as to NYU, the number of shares which, when issued, shall constitute 2.0% of the Company's Common Stock (after giving effect to the exercise of all outstanding options and warrants and the conversion of all convertible securities), and as to each of [ ], the number of shares which, when issued, shall constitute 0.5% of the Company's Common Stock (after giving effect to the exercise of all outstanding options and warrants and the conversion of all convertible securities). The Options shall be exercised in accordance the Stock Option Agreement and are exercisable at any time during the six-month period following their issuance, subject to the terms of the Stock Option Agreement.

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
             (b) Unless and until each shall exercise his or its Option under the Stock Option Agreement, neither NYU nor any NYU Faculty Member, respectively, shall be bound by any of the provisions of this Agreement. Upon the exercise of any Option by NYU or any NYU Faculty Member, all rights, benefits and obligations with respect to the party so exercising his or its Option as a Stockholder hereunder shall automatically, without any further action on his or its part or any other party hereto, become effective and binding.

         2.3 The Pfizer Compound File. Pfizer shall make available to the Company compounds from the Pfizer Compound File, pursuant to Section 2.1(e), provided that the selection of compounds for use in screening satisfies the Company's research goals and is consistent with Pfizer corporate policy. Pfizer shall not be obligated to make available to the Company for any purpose any Pfizer compound that has been designated a clinical candidate or a backup to a clinical candidate.

         ARTICLE III - APPLICABILITY; RESTRICTIONS ON TRANSFER OF SHARES

         3.1 Shares Subject to Agreement. Each of the Stockholders hereby agrees that all shares of Common Stock acquired on the date hereof or at any time hereafter by such Stockholder shall be subject to the provisions set forth in this Agreement.

         3.2 Outstanding Shares. For purposes of this Agreement, unless otherwise indicated, any reference to shares of Common Stock outstanding shall not include shares of Common Stock underlying unexercised options, warrants, rights or convertible securities of the Company (unless such reference states that such amount is determined after giving effect to such exercise or conversion, until such options, warrants or rights have been duly exercised or convertible securities duly converted.

         3.3 General Restriction on Transfer. Each Stockholder hereby agrees not to sell, assign, hypothecate, transfer, pledge, encumber, give

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away, or otherwise dispose of any shares of Common Stock that such Stockholder acquires on the date hereof or at any time hereafter except pursuant to and in compliance with the terms and conditions of this Agreement. The Company hereby agrees that it will not transfer or recognize any transfer of Common Stock except in compliance with the terms of this Agreement. All certificates representing shares of Common Stock of the Company shall be legended in accordance with Article IX hereof.

         3.4 Permitted Transfers. Notwithstanding any provision to the contrary in this Article III, any Stockholder may, upon prior notice thereof to the Company, transfer title to its shares of Common Stock to (i) a trust established by such Stockholder, if the sole beneficiaries of such trust are the Stockholder, the Stockholder's spouse or the Stockholder's children, or (ii) an Affiliate of such Stockholder (each a "Permitted Transferee"), if such Permitted Transferee executes an instrument satisfactory to the Company agreeing to be bound by the terms and provisions of this Agreement.

                        ARTICLE IV - CORPORATE GOVERNANCE

         4.1 Board of Directors. In accordance with the By-Laws of the Company and Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors shall be responsible for the governance of the Company. The initial Board of Directors shall consist of *** as provided in Section 4.3. Thereafter, the number of directors may be increased or decreased as provided in the By-Laws.

         4.2 Nomination and Election of Directors. As long as Pfizer owns a majority of the outstanding shares of Common Stock, the Stockholders agree that Pfizer shall have the right to nominate a majority of the members of the Board of Directors, and OSI shall have the right to nominate the remaining members of the Board of Directors. Pfizer and OSI

*** These portions deleted pursuant to a request for confidential treatment.

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each hereby agree to vote their respective shares of Common Stock for the election of the nominees of Pfizer and OSI in accordance with this Section 4.2.

         4.3 Initial Board of Directors. The Stockholders hereby agree that on the date hereof the Board of Directors of the Company shall consist of the following four persons, each of whom is nominated by the Stockholder set forth opposite such director's name:

                  Name of Director                              Nominated by:
                  ----------------                              -------------
                  ***                                            Pfizer
                  ***                                            Pfizer
                  ***                                            Pfizer
                  ***                                            OSI

         4.4 Initial Officers of the Company. The Stockholders acknowledge that the Board of Directors of the Company has elected, in accordance with the By-Laws, the following persons as officers of the Company in the positions set forth opposite their respective names:

                  Name                                  Office
                  ----                                  ------
                  ***                                 President
                  ***                                 Vice President
                  ***                                 Secretary
                  ***                                 Treasurer
                  ***                                 Assistant Treasurer
                  ***                                 Assistant Secretary
                  ***                                 Assistant Secretary

         4.5 Quorum of the Board. No action shall be taken at any meeting of the Board of Directors of the Company, unless at least a majority of the entire Board shall be present. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person

*** These portions deleted pursuant to a request for confidential treatment.

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participating in the meeting can hear and speak to each other or, to the extent permitted by applicable law, by proxy.

         4.6 Action by the Board of Directors. If a quorum exists, any action taken by the Board of Directors shall be authorized by the affirmative vote of a majority of those members of Board of Directors present at the meeting; provided, however, that the affirmative vote of three quarters of the members of the Board of Directors is required to take the following actions:

             (i) to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities);

             (ii) to directly or indirectly redeem, purchase or otherwise acquire, any of the Company's equity securities;

             (iii) to make any amendments, modifications or changes to the Certificate of Incorporation or By-Laws of the Company, the OSI Research Agreement, the NYU Research Agreement, the Annual Research Plan or the Annual Research Budget;

             (iv) to make any changes to the members of the Scientific Advisory Board;

             (v) to hire, fire and determine the amount of compensation paid to Officers of the Company;

             (vi) to sell, lease or otherwise dispose of more than 25% of the Company's assets in any transaction or series of transactions;

             (vii) to merge or consolidate with any person or entity;

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             (viii) to create, incur, assume or suffer to exist any indebtedness exceeding in the aggregate $10,000 outstanding at any time; or

             (ix) to make any capital expenditures exceeding $10,000 with respect to any single capital expenditure or $250,000 in the aggregate during any twelve-month period.

         4.7 Quorum of Stockholders. No action shall be taken at any meeting of stockholders of the Company unless at least a majority of the holders of the outstanding shares of Common Stock entitled to vote are present in person or by proxy.

         4.8 Action by Stockholder. If a quorum exists, any corporate action taken, except as otherwise set forth herein and except as may be required by law, shall be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders by the holders of shares of Common Stock entitled to vote thereon.

                        ARTICLE V - DISPOSITION OF SHARES

         5.1 Right of First Refusal.

             (a) If NYU or any NYU Faculty Member (the "NYU Seller") desires to sell, transfer or otherwise dispose of any or all of his or its shares of Common Stock, such NYU Seller may offer to sell such shares (the "Offered Shares") to an unaffiliated third party for all cash payable at the closing of such sale, subject to the Company's rights as hereinafter set forth, or offer to sell such Offered Shares to the Company directly. The NYU Seller shall give written notice thereof (an "Offering Notice") to the Company, with a copy to each of the other Stockholders, which Offering Notice shall state or contain (i) the name of such NYU Stockholder, (ii) the number of Offered Shares, (iii) the name, address and the amount of cash proposed to be paid by a prospective purchaser pursuant to a bona fide offer (the "Offer Price"), if any, and

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all the other terms and conditions relating to such bona fide offer. The delivery by any NYU Seller of an Offering Notice shall constitute a binding offer by the NYU Seller to sell to the Company, and the Company shall thereupon have the right, but not the obligation, to purchase any or all, of the Offered Shares at the Offer Price, if any, or if there is no Offer Price at the Fair Value (the applicable price being herein referred to as the "Purchase Price"); provided, however, that such Purchase Price shall be paid in accordance with
Section 5.1(g) hereof. Within thirty (30) days after the Company's receipt of the Offering Notice, the Company shall notify the NYU Seller in writing of its acceptance or rejection of the offer to purchase the Offered Shares.

             (b) In the event that the Company elects to purchase all of the Offered Shares, the closing shall take place in accordance with Section 6.1(g) hereof.

             (c) In the event that the Company rejects the offer to purchase the Offered Shares from the NYU Seller or elects to purchase fewer than all of the Offered Shares, the NYU Seller shall deliver written notice thereof (the "Second Notice") to each of the other Stockholders with a copy to the Company, within ten (10) days after the NYU Seller's receipt of the Company's response to its offer. The Second Notice shall state or contain (i) the number of Offered Shares, (ii) the number of Offered Shares which the Company has subscribed for, if any, (iii) the number of Offered Shares available for sale to the other Stockholders, (iv) the name, address and the Offer Price proposed to be paid by the prospective purchaser. The delivery by any NYU Seller of a Second Notice shall constitute a binding offer by the NYU Seller to sell to the Company and the other Stockholders, and the Company and the other Stockholders shall thereupon have the right, but not the obligation, to purchase in the aggregate, all, but not less than all, of the Offered

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
Shares at the Purchase Price; provided, however, that such Purchase Price shall be paid in accordance with Section 5.1(g) hereof.

             (d) Any Stockholder (other than the NYU Seller) electing to purchase Offered Shares shall deliver to the NYU Seller, with a copy to the Company, within twenty (20) days after the Second Notice is sent to the Stockholders (the "Acceptance Period"), a notice (an "Acceptance Notice") of such Stockholder's election stating the maximum number of Offered Shares which such Stockholder desires to purchase (such Stockholder's "Elected Share Number"). The giving of such Acceptance Notice shall irrevocably commit the Stockholder giving such notice (an "Electing Stockholder") to purchase the Elected Share Number (or any lesser number thereof as may be determined as hereinafter provided).

             (e) In the event the Company, together with the Electing Stockholders, have not elected to purchase, in the aggregate, all of the Offered Shares, then the NYU Seller may sell the Offered Shares to the prospective purchaser at the Offer Price for cash consideration payable at closing and on the other terms and conditions specified in the Offering Notice, and such sale shall take place within sixty (60) days after the expiration of the Acceptance Period; provided, however, that such prospective purchaser shall execute an instrument satisfactory to the Company agreeing to be bound by the terms and provisions of this Agreement. References herein to Stockholders and to shares of Common Stock held or owned by any Stockholder shall be deemed to include any such prospective purchaser that purchases Common Stock hereunder and such shares held or owned by such prospective purchaser, respectively. If such sale has not taken place within sixty (60) days following the expiration of the Acceptance Period, all the provisions contained in this Agreement shall again be in effect with respect to such Offered Shares.

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             (f) If all of the Offered Shares offered to the Stockholders have been fully subscribed for by the Company and the Electing Stockholders pursuant to Section 5.1(e), then the Company shall send to the NYU Seller, within five days after the expiration of the Acceptance Period, a written notice to such effect and shall include in such notice the name of each Electing Stockholder, the number of such Offered Shares allocated to such Electing Stockholder and the Company for purchase and the closing date of the purchase and sale of the Offered Shares. In the event the Offered Shares available to the Electing Stockholders are oversubscribed for, the number of Offered Shares each Electing Stockholder shall be allocated shall be determined pro rata based on the percentage that each Electing Stockholder's shares of Common Stock bears to the total outstanding shares of Common Stock.

             (g) In the event that the Company and/or the Electing Stockholders, as the case may be, elect to purchase all of the Offered Shares under this
Section 5.1, the closing of the purchase and sale of the Offered Shares shall take place at the principal executive offices of the Company within thirty (30) days following the date the notice to such effect is given by the Company to the NYU Seller pursuant to Sections 5.1(a), 5.1(c) or 5.1(f) (whichever is applicable), or at such other place, on such other date, or both, as the NYU Seller, the Company and the Electing Stockholders, as applicable, may agree upon in writing. The Purchase Price payable by the Electing Stockholders and/or the Company hereunder shall be paid either (i) in full by cash or certified check at the closing of such purchase, or (ii) one-third of the Purchase Price shall be paid in cash or by certified check at the closing; and the balance of the Offer Price shall be payable on the first and second anniversaries of such closing in two equal annual installments, together with interest from the closing calculated on the amount of such

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
installment at the prime rate, as in effect from time to time during the period prior to the payment of such installment, as published by Citibank N.A.

         5.2 Involuntary Transfers. If any Involuntary Transfer of Common Stock takes place, the following procedures shall apply:

             (a) Any Stockholder deprived or divested of any shares of Common Stock by Involuntary Transfer (the "Transferor") shall promptly give written notice thereof in reasonable detail to the Company. Any person or entity that takes or proposes to take any ownership interest in such shares of Common Stock (the "Transferred Shares") as a result of such Involuntary Transfer (the "Transferee") shall hold such interest subject to the rights of the Company as set forth in Section 5.2(b).

             (b) For a period of 180 days following the earlier to occur of receipt of the notice referred to in Section 5.2(a) or discovery of any Involuntary Transfer, the Company may purchase the Transferred Shares in accordance with Section 5.2(c), subject to the terms set forth herein. If the Company elects to purchase the Transferred Shares, the Company shall notify the Transferee of its rights hereunder and specify the number of Transferred Shares to be purchased.

             (c) The closing for any sale of Transferred Shares to the Company shall take place at the Company's principal executive office not later than sixty (60) days after the Transferee receives the notice referred to in Section 5.2(b). The purchase price payable by the Company for any Transferred Shares purchased hereunder shall be the Fair Value of such Transferred Shares.

             (d) In the event that the Company does not purchase all or any of the Transferred Shares pursuant to Section 5.2, the Transferee shall take and hold all rights and interests in any Transferred Shares that are not so purchased subject to the terms of this Agreement.

         5.3 Put and Call Rights.

             (a) On the terms and subject to the conditions set forth in Section 5.3, at any time subsequent to the fourth anniversary of the date hereof, NYU and each of the NYU Faculty Members may require the Company to purchase all but not less than all of the shares of Common Stock held by each such Stockholder at a price equal to the Fair Value of such shares (the "Put Right"), subject to the limitations set forth in Section 12.1.

             (b) On the terms and subject to the conditions set forth in this
Section 5.3, at any time subsequent to the sixth anniversary of the date hereof, the Company may require NYU or any NYU Faculty Member to sell to the Company all but not less than all of the shares of Common Stock held by such Stockholder at a price equal to the Fair Value of such shares (the "Call Right").

             (c) NYU or any NYU Faculty Member may exercise the Put Right by delivering to the Company written notice setting forth the number of shares of Common Stock held by such Stockholder. The Company may exercise the Call Right with respect to NYU or any NYU Faculty Member by delivering to such Stockholder written notice setting forth the terms of the proposed purchase of Common Stock.

             (d) Unless otherwise agreed to by the Company and the selling Stockholder, the closing of any purchase of Common Stock pursuant to the exercise of any Put Right or any Call Right hereunder shall take place at the principal executive offices of the Company within sixty (60) days after the delivery of the notice referred to in Section 5.3(c). The Company shall pay the Fair Value of such shares either (i) in full by cash or certified check at the closing, or (ii) one-third of the total amount due shall be paid in cash or by certified check at the closing, and the balance of the amount due shall be payable on the first and

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
second anniversaries of such closing in two equal installments, together with interest on the amount of such installments from the date of closing calculated at the prime rate, as in effect from time to time during the period prior to the payment of such installment, as published by Citibank, N.A.

         5.4 Tag Along Rights.

             (a) In the event that one or more Stockholders propose to sell or otherwise dispose of shares representing more than fifty percent of the outstanding shares of Common Stock then outstanding (the "Majority Stockholders") in one or a series of transactions to any third party (other than a Permitted Transferee), such Majority Stockholders shall not consummate or enter into any agreement to consummate such sale unless such third party purchaser offers to purchase from each other Stockholder the number of shares of such other Stockholder's Common Stock as determined in accordance with Section 5.4(b) at the same price and on the same other terms as such purchaser offered to purchase such shares from the Majority Stockholders ("Tag Along Rights"). Any Stockholder proposing to sell or otherwise dispose of its Common Stock to a third party purchaser pursuant to Section 5.4 shall agree, and be able, to transfer to such purchaser good and marketable title to the shares that such Stockholder proposes to sell, free and clear of all liens, claims and encumbrances.

             (b) The maximum number of shares of Common Stock that any Stockholder may require any third party to purchase pursuant to Section 5.4(a) shall be the total number of shares of Common Stock owned by each such Stockholder multiplied by the percentage that the total number of shares of Common Stock to be purchased by the third party bears to the total number of outstanding shares of Common Stock.

             (c) Prior to any sale under Section 5.4(a), the Majority Stockholders shall notify the Company and each of the other Stockholders in writing of such proposed sale, setting forth (i) the number of shares of Common Stock that such Stockholder proposes to sell, (ii) the name and address of the third party purchaser; and (iii) the amount of consideration (including the value of any non-cash consideration) offered by the third party purchaser. Within ten (10) days after receiving the foregoing notice, any Stockholder may elect to exercise its Tag Along Rights by delivering written notice to the Majority Stockholders of such Stockholder's election to purchase the shares of Common Stock offered for sale pursuant to Section 5.4. If none of the Stockholders so notifies the Majority Stockholders within the foregoing ten (10) day period, then the Majority Stockholders shall have the right to effect the proposed sale of such shares for a period of sixty (60) days thereafter on substantially the same terms and conditions as such shares were offered to the other Stockholders.

         5.5 Take Along Right.

             (a) If Pfizer and OSI (together, the "Control Group") approve any sale of the Company by merger, consolidation, sale of the Company's assets, sale of Common Stock or otherwise, to any person other than a member of the Control Group or an Affiliate of a member of the Control Group, each of the other Stockholders hereby agree to consent to, vote for and raise no objections against, such sale. If such sale is structured as a sale of all of the outstanding Common Stock, each other Stockholder hereby agrees to sell all of its shares of Common Stock on the terms approved by the Control Group and to take all reasonable actions requested by the Control Group or the purchaser in connection with the consummation of any such sale ("Take Along Right"). As consideration for the sale of such Stockholders' shares of Common Stock, each Stockholder will receive for each share of Common Stock cash and the fair market value of any non-cash consideration in the same amount as the Control Group receives for the sale of each share of Common Stock.

             (b) If the closing of any sale of Common Stock pursuant to Section 5.5(a) has not been effected within 180 days after the Control Group first approves of such sale, the obligation of any Stockholder to participate in such sale shall terminate and the provisions of Section 5.5 shall be reinstated.

             (c) Nothing contained in Section 5.5 shall obligate the Control Group to consummate any sale or the Company hereunder, and any such sale may be abandoned by the Control Group at any time. If any such proposed sale is abandoned, the Control Group shall promptly send written notice thereof to each of the other Stockholders.

                         ARTICLE VI - PREEMPTIVE RIGHTS

         6.1 Preemptive Rights.

             (a) After the date hereof, the Company shall not issue any additional shares of Common Stock ("New Shares") to any person or entity (the "New Stockholder") (except for Common Stock issued upon the exercise of the Options granted under the Stock Option Agreement) unless the Company grants to all Stockholders the right to subscribe for and purchase the same aggregate number of additional shares of Common Stock (the "Preemptive Shares") as the number of New Shares, at the same price and upon the same terms as the New Shares are being offered. The Company shall determine the number of Preemptive Shares to be offered to each Stockholder by multiplying the total number of Preemptive Shares by the percentage that each such Stockholder's shares of Common Stock bears to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Shares and Preemptive Shares hereunder.

Notwithstanding the foregoing, there shall be no preemptive rights by reason of any underwritten public offering.

             (b) Prior to the issuance of any New Shares pursuant to Section 6.1, the Company shall give each Stockholder written notice setting forth the terms upon which such Stockholder may purchase Preemptive Shares hereunder.

             (c) After receiving the notice described in Section 6.1(b), any Stockholder may exercise its preemptive rights hereunder by replying in writing within twenty (20) days after the date of such notice that such Stockholder agrees to purchase the Preemptive Shares offered pursuant to Section 6.1. Each Stockholder may exercise preemptive rights with respect to all, but not less than all, of the Preemptive Shares which such Stockholder has the right to purchase pursuant to Section 6.1.

             (d) If any Stockholder fails to reply in accordance with Section 6.1(c), the Company shall have ninety (90) days thereafter to consummate the sale of Common Stock to a New Stockholder pursuant to Section 6.1. If the Company has not consummated such sale within such ninety (90) day period, the Company may not sell shares of common stock subsequently to any New Stockholder without first offering the Stockholders preemptive rights with respect to such shares in the manner provided for in Section 6.1.

             (e) If the offering price for any New Shares consists of any consideration other than cash, then the price at which the Stockholders shall be offered preemptive rights hereunder with respect to any Preemptive Shares shall be determined by an independent appraiser selected by the Company. Any Stockholder purchasing Preemptive Shares hereunder shall pay the purchase price therefor to the Company in cash; provided, however, that after obtaining the consent of the Board of Directors of the Company, OSI may give consideration other than cash if the value of such non-cash consideration is determined by such independent appraiser to be at least equal to the amount of consideration proposed to be paid by the New Stockholder for the New Shares hereunder.

                  ARTICLE VII - DEVELOPMENT OF A LEAD COMPOUND

         7.1 Pfizer's Right of First Refusal for Initial Development. (a) If the SAB makes a preliminary assessment that any compound that was invented, or for which a New Use was invented, by any person in the course of such person's participation in the Research Program is or may be effective in treating any indication in the Field or the Dermatology Indications, such compound shall be considered a Lead Compound and the Company shall promptly present such compound or New Use to Pfizer. Within sixty (60) days of such presentation, Pfizer may notify the Company in writing of Pfizer's election to (i) make an additional capital contribution to the Company to enable the Company to further develop such Lead Compound or New Use, or (ii) negotiate the terms pursuant to which Pfizer may collaborate with the Company in the development of such Lead Compound or New Use, or obtain all of the Company's rights and interests in such Lead Compound or New Use. Any rights acquired by Pfizer from the Company hereunder with respect to any Lead Compound are subject to the royalty fees payable to OSI and NYU under the Research Agreements and the royalty fees payable to the Company under Section 8.3 hereof.
             (b) If Pfizer makes any additional capital contribution to the Company pursuant to Section 7.1(a)(i), any additional shares of Common Stock issued in exchange therefor are subject to the preemptive rights provisions of Section 6.1.

             (c) If Pfizer elects not to exercise its right of first refusal pursuant to Section 7.1(a), or if Pfizer fails to pursue diligently the development of any Lead Compound or New Use with respect to which it has obtained rights under Section 7.1(a)(ii), which determination shall be made by the Board of Directors of the Company, then the Company may further develop and market such Lead Compound or New Use independently, or the Company may enter into licensing, joint venture or other arrangements with third parties to facilitate such development.

         7.2 Pfizer's Right of First Refusal for Further Development. (a) If any Lead Compound or New Use developed by the Company with respect to which Pfizer has made a capital contribution pursuant to Section 7.1(a)(i) reaches the stage where the Company has decided to submit an application to the Food and Drug Administration for designation of such Lead Compound or New Use as an Investigational New Drug, or to pursue clinical testing of such Lead Compound or New Use in humans, the Company shall present such Lead Compound or New Use to Pfizer. Within sixty (60) days of such presentation, Pfizer shall notify the Company in writing if Pfizer elects to negotiate the terms under which it may obtain the Company's rights and interest in such Lead Compound or New Use. Any such rights acquired by Pfizer are subject to the royalty fees payable to OSI and NYU under the Research Agreements and the royalty fees payable to the Company under Article 7.3 hereof.

             (b) If Pfizer elects not to exercise its right of first refusal pursuant to Section 7.2(a), then the Company may further develop and market such Lead Compound or New Use independently, or by entering into licensing, joint venture or other arrangements with third parties to facilitate such development.

         7.3 Development by Pfizer. (a) If Pfizer acquires rights in any Lead Compound pursuant to Section 7.1 or 7.2 hereof, Pfizer shall pay to the Company a royalty equal to *** percent *** of the net sales of any Human Therapeutic Product based on such Lead Compound (the "Anaderm Royalty"). The Anaderm Royalty shall be in addition to, and not in lieu of, any royalties or other payments that may be due to NYU or OSI

*** These portions deleted pursuant to a request for confidential treatment.

under the Research Agreements. The Anaderm Royalty shall be paid to the Company, notwithstanding the termination provisions of Article 11 of this Agreement, for a period of ten years beginning with the first commercial sale of such Human Therapeutic Product in any country, unless at the end of such ten year period there exists in that country a Valid Claim of an issued patent to such Human Therapeutic Product, a compound or composition contained therein, a method or process employed in making such Human Therapeutic Product, or a method of use for which such Human Therapeutic Product is being marketed in that country, in which case Pfizer shall continue to pay the Anaderm Royalty to the Company during the period in which any such claim exists in that country.

         (b) If Pfizer decides to negotiate an agreement with a third party pursuant to which Pfizer would grant such third party a license under Pfizer's rights in any Lead Compound or Human Therapeutic Product, which rights Pfizer acquired from the Company pursuant to its Rights of First Refusal under Section
7.1 or 7.2 hereof, and Pfizer determines that payment of the Anaderm Royalty would render the proposed licensing arrangement commercially unfeasible to Pfizer, then Pfizer may negotiate with the Company in good faith to determine the amount of royalties or other compensation that the Company will receive in lieu of the Anaderm Royalty from such arrangement.

         7.4 Development by Anaderm. In the event that Pfizer elects not to exercise its Rights of First Refusal with respect to any Lead Compound or New Use pursuant to Section 7.1 or 7.2 hereof and the Company decides to license such Lead Compound or New Use to a third party, any payments received in connection with such license arrangement, less any associated expenses, shall be paid *** to the Company, *** to OSI under the OSI Research Agreement, *** to NYU under the NYU Research Agreement, and *** to Pfizer.

*** These portions deleted pursuant to a request for confidential treatment.

                    ARTICLE VIII - SCIENTIFIC ADVISORY BOARD

         8.1 Responsibility of Scientific Advisory Board. The Company shall establish a Scientific Advisory Board (the "SAB") in accordance with the provisions hereof. The SAB shall have the following major responsibilities: (i) to prepare the Annual Research Plan and the Annual Research Budget for the approval of the Board of Directors, (ii) to make recommendations to the Board of Directors regarding the selection, development and transfer of screens and the selection of Lead Compounds, (iii) monitor competitive developments, (iv) evaluate licensing opportunities, and (v) to perform such other duties as the Board of Directors shall deem advisable.

         8.2 Composition of SAB. (a) The SAB shall consist of three persons designated by Pfizer, three persons designated by OSI, and such other persons as may be appointed by the Company from time to time.

             (b) The members of the SAB designated by Pfizer and OSI shall be appointed for an initial term of two (2) years, and the NYU Faculty Members shall be appointed for an initial term of two (2) years. After the expiration of each SAB member's initial term, each person selected then to be a member of the SAB shall be appointed for a term of two (2) years. The parties hereto hereby agree that the initial members of the SAB and the date of the expiration of their respective terms shall be as follows:

                               Expiration of
Name                           Initial Term                    Designated By:
- ----                           -------------                   --------------
***                             March 1998                      Pfizer
***                             March 1998                      Pfizer
***                             March 1998                      Pfizer
***                             March 1998                      OSI
***                             March 1998                      OSI
***                             March 1998                      OSI
***                             March 1998                      Company
***                             March 1998                      Company
***                             March 1998                      Company
***                             March 1998                      Company

*** These portions deleted pursuant to a request for confidential treatment.

             (c) Members of the SAB shall be appointed by the Board of Directors of the Company; provided, however, that each of Pfizer and OSI shall first approve the appointment of any person as their respective designee on the SAB. A Pfizer designee shall serve as chairman of the SAB, and an OSI designee shall serve as co-chair of the SAB.

         8.3 Meetings of the SAB. Meetings of the SAB shall be held on a bi-monthly basis or more frequently as the Board of Directors of the Company deems necessary at places and on dates selected by the Chairman and the Co-Chairman.

         8.4 Minutes of SAB. The SAB shall designate one of its members to prepare the minutes of each meeting. Minutes of each meeting of the SAB shall be distributed to each member of the SAB and to the Board of Directors of the Company within ten (10) business days after each meeting.

         8.5 Action by the SAB. All actions taken by the SAB shall be approved by majority vote of all members of the SAB, subject to approval of the Board of Directors of the Company.

         8.6 Reports. The SAB, OSI and Pfizer shall each provide the following to the Board of Directors of the Company:

             (a) summary reports within fifteen (15) days after the end of each quarter, commencing on March 31, describing its progress under the Annual Research Plan;

             (b) comprehensive written reports within thirty (30) days after the end of each fiscal year, describing in detail the work each has accomplished under the Annual Research Plan during such fiscal year and evaluating the results of such work.

                      ARTICLE IX - LEGENDING OF SECURITIES

         9.1 Legends. Each certificate representing shares of Common Stock shall bear a legend in substantially the form set forth below:

              "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

              "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT, DATED APRIL 23, 1996, AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT. SUCH AGREEMENT ALSO CONTAINS PROVISIONS RELATING TO THE COMPOSITION OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE EXERCISE OF VOTING RIGHTS OF THE HOLDERS OF THE SECURITIES REPRESENTED HEREBY."

                             ARTICLE X - TERMINATION

         10.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the date upon which the parties then bound by this Agreement consent in writing to terminate this Agreement; (ii) the date as of which there remains only one Stockholder of the Company; and (iii) the dissolution or liquidation of the Company.

           ARTICLE XI - REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         11.1 Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants to the other parties, solely with respect to itself, that:

              (a) If such Stockholder is a corporation, partnership or trust,
(i) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) such party has all requisite corporate, partnership or trust power and authority to execute, deliver and perform this Agreement; and (iii) such party has taken all corporate, partnership or trust action required to duly authorize such execution, delivery and performance.

              (b) If such Stockholder is a natural person, he or she has full legal capacity, right, power and authority to execute, deliver and perform this Agreement.

              (c) This Agreement has been duly executed and delivered by such Stockholder and constitutes a binding obligation of such Stockholder enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, or by principles governing the availability of equitable remedies.

              (d) Neither the execution, delivery or performance by such Stockholder of this Agreement, nor the consummation by such Stockholder of the transactions contemplated hereby, does or will (with the giving of notice or the passage of time or both) conflict in any material respect with, or constitute a material default under, (i) if such party is a corporation, partnership or other entity, the Certificate of Incorporation, Bylaws, partnership agreement or other organizational or governing documents of such party, (ii) any judgment to or by which such party is or may be subject, bound or affected, or (iii) any applicable law or obligation to which such Stockholder is bound.

              (e) No judgment has been issued, and no action or proceeding has been instituted or, to the knowledge of such Stockholder, threatened, against or otherwise involving such Stockholder, (i) to set aside or modify any authorization of the execution, delivery and performance by such Stockholder of this Agreement, (ii) to enjoin or prevent the execution, delivery or performance by such Stockholder of this Agreement, or (iii) seeking damages in connection with the execution, delivery or performance by such Stockholder of this Agreement.

                ARTICLE XII - INSUFFICIENT SURPLUS AND INSOLVENCY

         12.1 Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to purchase, redeem, receive, take or otherwise acquire shares of Common Stock of a selling Stockholder if the capital of the Company is impaired or would become impaired thereby. If the Company's capital is or would become impaired by purchasing the Common Stock of the selling Stockholder, the Company shall notify all of the Stockholders in writing of such impairment, and indicate that the Company is precluded from making such purchase. Upon receiving such notices, the Company's remaining Stockholders shall be deemed to have been offered the shares of the selling Stockholder on the same terms as such shares would have been offered to the Company. Any Stockholder may purchase such shares by paying the purchase price therefor within thirty (30) days after receiving the foregoing notice from the Company. The selling Stockholder shall retain all right, title and interest in and to any shares of Common Stock that are not purchased by the other Stockholders.

                          ARTICLE XIII - MISCELLANEOUS

         13.1 Notices. All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given to the intended recipient at the following address:

              if to the Company:

                   Anaderm Research Corp.
                   235 East 42nd Street
                   New York, NY 10017-5755
                   Att:  ***
                   Tel:  212-573-3770
                   Fax:  212-808-6495

*** These portions deleted pursuant to a request for confidential treatment.

                  with copies to:

                           Pfizer Inc.
                           235 East 42nd Street
                           New York, NY 10017-5755
                           Att:  Office of General Counsel
                           Tel:  212-573-3637
                           Fax:  212-573-1445

                           Squadron, Ellenoff, Plesent & Sheinfeld
                           551 Fifth Avenue
                           New York, NY 10176
                           Att:  ***
                           Tel:  212-476-8364
                           Fax:  212-697-6686

                  If to Pfizer:

                           Pfizer Inc
                           235 East 42nd Street
                           New York, NY 10017-5755
                           Att: Office of General Counsel
                           Tel:  212-573-3637
                           Fax:  212-573-1445

                  If to OSI:

                           Oncogene Science, Inc.
                           106 Charles Lindbergh Blvd.
                           Uniondale, NY 11553
                           Att:  ***
                           Tel:  516-222-0023
                           Fax:  516-745-6429

                  If to NYU:

                           NYU Medical Center
                           550 First Avenue
                           New York, NY 10016
                           Att: ***
                           Tel: 212-263-8191
                           Fax: 212-263-8189

                  with a copy to:

                           ***
                           NYU Medical Center
                           550 First Avenue, MSB 153
                           New York, NY 10016
                           Tel:  212-263-7921
                           Fax:  212-545-8846

*** These portions deleted pursuant to a request for confidential treatment.

                  If to ***:

                           ***
                           c/o NYU Medical Center
                           550 First Avenue
                           New York, NY 10016
                           Tel:  212-263-8191
                           Fax:  212-263-8189

                  If to ***:

                           ***
                           c/o NYU Medical Center
                           550 First Avenue
                           New York, NY 10016
                           Tel:  212-263-8191
                           Fax:  212-263-8189

                  If to ***:

                           ***
                           c/o NYU Medical Center
                           550 First Avenue
                           New York, NY 10016
                           Tel:  212-263-8191
                           Fax:  212-263-8189

                  If to ***:

                           ***
                           c/o NYU Medical Center
                           550 First Avenue
                           New York, NY 10016
                           Tel:  212-263-8191
                           Fax:  212-263-8189

         Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, by Federal Express, Express Mail or similar overnight delivery service or by telegram, telex or facsimile transmission confirmed by letter, and will be deemed given, unless earlier received (i) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (ii) if sent by overnight delivery service for next business day delivery, the next business day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (iii)

*** These portions deleted pursuant to a request for confidential treatment.

if sent by telegram or telex or facsimile transmission, on the date sent, provided confirmatory notice is sent by any other method specified in clause
(i), (ii) or (iv); and (iv) if delivered by hand, on the date of delivery.

         13.2 Entire Agreement. This Agreement, together with the Exhibits hereto, the Research Agreements, and the Stock Option Agreement constitute the entire understanding among the parties hereto relating to the subject matter hereof. This Agreement may not be amended except by a writing signed by all parties hereto. No discharge, or waiver, in whole or in part, of any of its provisions shall be valid, unless in writing, signed by the party against whom the same is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal successors, the latter being deemed to include, without limitation, all executors, administrators, receivers, committees, other personal representatives, transferees of interest pursuant hereto, and all other legal successors, and shall, in addition, be binding upon all persons who, whether in breach of this Agreement or otherwise, have or claim an interest in the shares of the Company or are in possession of a certificate representing shares in the Company, or any other evidence of an interest in the shares of the Company.

         13.3 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to its conflict of law provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                              ANADERM RESEARCH CORP.

                                              By: /s/ NICHOLAS BACOPOULOS
                                                  ------------------------------
                                                  Name:  Nicholas Bacopoulos
                                                  Title:  President

                                              PFIZER INC.

                                              By: /s/ PAUL S. MILLER
                                                  ------------------------------
                                                  Name:  Paul S. Miller
                                                  Title:  Senior Vice President
                                                          & General Counsel

                                              ONCOGENE SCIENCE, INC.

                                              By: /s/ GARY E. FRASHIER
                                                  ------------------------------
                                                  Name: Gary E. Frashier
                                                  Title: Chief Executive Officer

                                              NEW YORK UNIVERSITY

                                              By:  /s/ ISAAC KOHLBERG
                                                  ------------------------------
                                                  Name:  Isaac Kohlberg
                                                  Title:  Vice President for
                                                          Industrial Liason

                                              /s/ ***
                                              ----------------------------------
                                              ***

                                              /s/ ***
                                              ----------------------------------
                                              ***

                                              /s/ ***
                                              ----------------------------------
                                              ***

                                              /s/ ***
                                              ----------------------------------
                                              ***

*** These portions deleted pursuant to a request for confidential treatment.

                                TABLE OF CONTENTS

                                                                               Page
                             ARTICLE I - DEFINITIONS

                       ARTICLE II - CAPITAL CONTRIBUTIONS

2.1      Capital Contributions..............................................   - 5 -
2.2      Options............................................................   - 7 -
2.3      The Pfizer Compound File...........................................   - 8 -

         ARTICLE III - APPLICABILITY; RESTRICTIONS ON TRANSFER OF SHARES

3.1      Shares Subject to Agreement........................................   - 8 -
3.2      Outstanding Shares.................................................   - 8 -
3.3      General Restriction on Transfer....................................   - 8 -
3.4      Permitted Transfers................................................   - 9 -

                        ARTICLE IV - CORPORATE GOVERNANCE

4.1      Board of Directors.................................................   - 9 -
4.2      Nomination and Election of Directors...............................   - 9 -
4.3      Initial Board of Directors.........................................  - 10 -
         4.4      Initial Officers of the Company...........................  - 10 -
         4.5      Quorum of the Board.......................................  - 10 -
4.6      Action by the Board of Directors...................................  - 11 -
4.7      Quorum of Stockholders.............................................  - 12 -
4.8      Action by Stockholder..............................................  - 12 -

                        ARTICLE V - DISPOSITION OF SHARES

5.1      Right of First Refusal.............................................  - 12 -
5.2      Involuntary Transfers..............................................  - 16 -
5.3      Put and Call Rights................................................  - 17 -
5.4      Tag Along Rights...................................................  - 18 -
5.5      Take Along Right...................................................  - 19 -

                         ARTICLE VI - PREEMPTIVE RIGHTS

6.1      Preemptive Rights..................................................  - 20 -

                  ARTICLE VII - DEVELOPMENT OF A LEAD COMPOUND

7.1      Pfizer's Right of First Refusal for Initial
         Development........................................................  - 22 -

7.2      Pfizer's Right of First Refusal for Further
         Development........................................................  - 23 -
7.3      Development by Pfizer..............................................  - 23 -
7.4      Development by Anaderm.............................................  - 24 -

                    ARTICLE VIII - SCIENTIFIC ADVISORY BOARD

8.1      Responsibility of Scientific Advisory Board........................  - 25 -
8.2      Composition of SAB.................................................  - 25 -
8.3      Meetings of the SAB................................................  - 26 -
8.4      Minutes of SAB.....................................................  - 26 -
8.5      Action by the SAB..................................................  - 26 -
8.6      Reports............................................................  - 26 -

                      ARTICLE IX - LEGENDING OF SECURITIES

9.1      Legends............................................................  - 27 -

                             ARTICLE X - TERMINATION

10.1     Termination........................................................  - 27 -

           ARTICLE XI - REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

11.1     Representations and Warranties of Each Stockholder.................  - 27 -

                ARTICLE XII - INSUFFICIENT SURPLUS AND INSOLVENCY

                          ARTICLE XIII - MISCELLANEOUS

13.1     Notices............................................................  - 29 -
13.2     Entire Agreement...................................................  - 32 -
13.3     Governing Law......................................................  - 32 -
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